UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2010

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY PARAGRAPH

This Current Report on Form 8-K/A Amendment No. 1 (“Amendment No. 1”) is being filed to amend our Current Report on Form 8-K originally filed by us on October 20, 2010 with the Securities and Exchange Commission.  We are filing this Amendment No. 1 in response to certain comments made by the staff of the Securities and Exchange Commission in the letter sent by the Securities and Exchange Commission dated October 21, 2010.  In response to such comments, we are including consideration as to the adequacy of our previous disclosures regarding internal controls and disclosure controls and procedures in light of our proposed restatement of our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010.

Except as described above, Amendment No. 1 restates only our conclusion as to the adequacy of our previous disclosures regarding internal controls and disclosure controls to the Current Report on Form 8-K filed with the Securities and Exchange Commission.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in our Current Report on Form 8-K, filed with the Securities and Exchange Commission,  the Audit Committee of the Board of Directors of Implant Sciences Corporation, in consultation with the company’s management, determined that the condensed consolidated financial statements included in the company’s previously filed quarterly reports on Form 10-Q should no longer be relied on due to issues raised by our independent accountants, Marcum LLP, regarding errors in our adoption of Accounting Standards Codification 815 “Derivatives and Hedging” related to the non-cash accounting treatment of financial instruments which are not deemed to be indexed to the company’s common stock. ASC 815 requires issuers to record, as liabilities, financial instruments that provide for reset provisions as an adjustment mechanism to the relevant exercise or conversion price, since they are not deemed to be indexed to our common stock.  As a result, the company will restate the condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010.

Internal Control Considerations

Our management identified a deficiency in our internal controls over financial reporting, specifically in our controls over the adoption of Accounting Standards Codification (“ASC”) 815-40-15 - “Derivatives and Hedging” related to the non-cash accounting treatment of financial instruments which are not deemed to be indexed to the company’s common stock. As a result of this material weakness, our Chief Executive Officer and Chief Financial Officer, concluded that, we did not maintain effective internal control over financial reporting as of the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 and further concluded that, as of such dates, our disclosure controls and procedures were not effective at the reasonable assurance level.  A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We will restate the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010, wherein we will amend Part 1, Item 4, captioned “Controls and Procedure,” under which item management will revise its previous assessment of its internal controls, to conclude that the deficiency identified constitutes a material weakness and will conclude that our internal controls over financial reporting as of September 30, 2009, December 31, 2009 and March 31, 2010 were not effective.  Corresponding changes will also be made under Part 1, Item 1A, captioned “Risk Factors” - We have identified a material weakness in our internal control over financial reporting that will result in the restatement of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010.  This material weakness could cause investors to lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

To remediate our material weakness we intend to augment our accounting staff by hiring an experienced financial professional to assist with the preparation of our financial statements and with the documentation of our review of financial statements and schedules.

Additionally, we acknowledge that:

•	The Company is responsible for the adequacy and accuracy of the disclosure in the filing;
•	Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and
•	The Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

The company’s management and Audit Committee have discussed this matter with Marcum LLP, our independent registered public accounting firm.

Item 9.01.                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                         Description

99.1	Letter from Marcum LLP, dated November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes
Roger P. Deschenes
Chief Financial Officer

Date:  November 1, 2010

EXHIBIT INDEX

Exhibit No.                         Description

99.1	Letter from Marcum LLP, dated November 1, 2010.